UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

BridgeBio Pharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3160 Porter Dr., Suite 250
Palo Alto, CA	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 391-9740

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2023, BridgeBio Pharma, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Evercore Group L.L.C. and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 8,823,530 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $17.00 per share. The Company granted the Underwriters a 30-day option to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 1,323,529 shares of Common Stock. The Company estimates net proceeds from the Offering, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $143.1 million, excluding any exercise of the Underwriters’ option to purchase additional shares. The Offering is expected to close on March 10, 2023, subject to the satisfaction of customary closing conditions.

The Company currently expects to use the net proceeds from the Offering to fund clinical and pre-clinical development of its current and future product candidates, conduct research activities, and for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds to invest in or acquire businesses or technologies that the Company believes are complementary to its own, although it has no current plans, commitments, or agreements with respect to any such material investments or acquisitions as of the date of the Prospectus (as defined in the Underwriting Agreement). These intentions are subject to change. The Company believes that its existing cash, cash equivalents, restricted cash and marketable securities, together with the net proceeds from the Offering, will be sufficient to fund its operations into 2024.

The Company made customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The representations, warranties and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties to such agreement. The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333- 239734), including the prospectus dated July 7, 2020, as supplemented by a prospectus supplement dated March 7, 2023. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of Common Stock.

In connection with the Offering, the Company and the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock without first obtaining the written consent of the representatives, subject to certain exceptions, for 60 days after the date of the Prospectus.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On March 6, 2023, the Company announced the launch of the Offering, and on March 8, 2023, the Company announced the pricing of the Offering. Copies of these press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Offering. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements, such as those related to the anticipated closing of the Offering, are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith, including, without limitation, uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01	Exhibits.

(d) Exhibits

1.1*	Underwriting Agreement, dated as of March 7, 2023, by and among the Company, Goldman Sachs & Co. LLC, Evercore Group L.L.C. and Morgan Stanley & Co. LLC, as representatives of the several Underwriters listed on Schedule I thereto.

5.1	Opinion of Goodwin Procter LLP regarding the issue of Common Stock being registered.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release for the launch of the Offering issued by the Company on March 6, 2023.

99.2	Press release for the pricing of the Offering issued by the Company on March 8, 2023.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit in accordance with the rules of the Securities and Exchange Commission because such information (i) is not material and (ii) is the type that the Registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIDGEBIO PHARMA, INC.

Date: March 9, 2023	By:	/s/ Brian C. Stephenson
Brian C. Stephenson Chief Financial Officer